Exhibit 99.(d)(xii)(a)

POLICY NUMBER: [VP99999990]

POLICY SPECIFICATIONS

Summary of Coverages Effective on the Policy Date

R23ALR3 S23ALR3	Alternate Loan Rider 3 Alternate Loan Availability Date: Designated Account(s) at Issue:

[March 01, 2027]*

*We reserve the right to make Alternate Loans available earlier than the date provided. We will notify you of any change to the Alternate Loan Availability Date. Any such change to the Alternate Loan Availability Date will apply uniformly to all members of the same Class.

[1 Year Indexed Account]

[1 Year Indexed Account 4]

[1 Year Indexed Account 6]

[ICC23 S23HZN2-B]	Page [1]

POLICY NUMBER: [VP99999990]

POLICY SPECIFICATIONS

Alternate Loan Rider 3

Insured:              [John Doe]

Maximum Alternate Loan Interest Charge Rate:	[8.00]%

Minimum Alternate Loan Available:	$[200]

Policy Debt:	[Where your Policy provisions refer to Policy Debt, those references are changed by this Rider to mean Total Policy Debt, as defined in this Rider, except when used in the Policy provisions listed below. In these provisions Policy Debt is equal only to Standard Policy Debt as defined in this Rider:

• [Loan Account Value]
• [Loan Processing on Policy Anniversary]]

[Where your optional rider provisions refer to Policy Debt, those references are changed by this Rider to mean Total Policy Debt, as defined in this Rider, except when used in the optional rider provisions listed below. In these provisions, Policy Debt is equal only to Standard Policy Debt as defined in this Rider:

[ICC12 R12CIC – Accelerated Death Benefit Rider for Chronic Illness

• Reduction to Policy Loans]

[ICC12 R12CIV – Accelerated Death Benefit Rider for Chronic Illness

• Reduction to Policy Loans]

[ICC12 R12TIC – Accelerated Death Benefit Rider for Terminal Illness

• Reduction to Policy Loans]

[ICC12 R12TIV – Accelerated Death Benefit Rider for Terminal Illness

• Reduction to Policy Loans]

[ICC12 R12TII – Accelerated Death Benefit Rider for Terminal Illness

• Reduction to Policy Loans]

[ICC15 R15OLP – Overloan Protection 3 Rider

• Rider Benefit Summary
• Policy Qualifications
• Exercise Conditions
• Minimum Death Benefit

ICC23 S23ALR3	Page [2]

POLICY NUMBER: [VP99999990]

POLICY SPECIFICATIONS

• NOTE]

[ICC15 R15LTC – Accelerated Death Benefit Rider for Long-Term Care

• Effect on Policy Values]

[ICC16 R16LTC – Accelerated Death Benefit Rider for Long-Term Care

• Effect on Policy Values]

[ICC18 R18ADB – Accelerated Death Benefit Rider for Chronic and Terminal Illness

• Policy Values]

[ICC22 R22CHR – Accelerated Death Benefit Rider for Chronic Conditions

• Policy Values]

[Rider Name and Form Number

• Applicable Rider Provision]]

Date of Reclassification

Reclassifying Standard Policy Debt as Alternate Policy Debt:	[This is effective on the Transfer Date after your Written Request is received provided we receive your Written Request at our Administrative Office by the Cut-Off Date shown in the Policy Specifications; otherwise the reclassification is effective on the Transfer Date next following your Written Request.]

Reclassifying Alternate Policy Debt as Standard Policy Debt:	[This is effective on the date we receive your Written Request at our Administrative Office.]

Reclassifying Alternate Policy Debt Types:	[This is effective on the Transfer Date after your Written Request is received provided we receive your Written Request at our Administrative Office by the Cut-Off Date shown in the Policy Specifications. Otherwise the reclassification is effective on the Transfer Date following the next Cut-Off Date.]

Automatic Reclassification of Alternate Policy Debt as Standard Policy Debt:	[This is effective on or immediately following each Monthly Payment Date on which the Excess Alternate Loan Value is greater than zero.]

ICC23 S23ALR3	Page [3]